UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2009

EXTERRAN HOLDINGS, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Former name or former address, if changed since last report
______________________________________________
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On June 10, 2009, pursuant to an underwriting agreement dated June 4, 2009 with J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein, Exterran Holdings, Inc. (the “Company”), issued and sold $325 million principal amount of the Company’s 4.25% Convertible Senior Notes due 2014 (the “Notes”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-159718).  The net proceeds from the offering were approximately $315.9 million, of which $36.3 million was used to pay the cost of convertible note hedge transactions entered into in connection with the offering and the remaining amount was used to repay indebtedness outstanding under the Company’s revolving credit facility and asset-backed securitization facility.  The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of June 10, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and the Supplemental Indenture thereto, dated as of June 10, 2009, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and liabilities incurred by the Company’s subsidiaries.  The Notes are not guaranteed by any of the Company’s subsidiaries.

The Company will pay interest on the Notes each June 15 and December 15, beginning December 15, 2009.  The Notes mature on June 15, 2014.

Upon conversion, the Company will have the right to deliver shares of the Company’s common stock, cash, or a combination of cash and shares of the Company’s common stock, at the Company’s election.  The initial conversion rate will be 43.1951 shares of common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $23.15 per share of common stock.  The conversion rate will be subject to adjustment in certain circumstances.  Following certain corporate transactions that occur prior to the maturity date, in certain circumstances the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate transaction.  The Company may not redeem the Notes prior to the maturity date of the Notes.

If the Company undergoes a fundamental change (as defined in the Supplemental Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change purchase date.

The Indenture contains customary terms and covenants and events of default.  If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest (including additional interest, if any) of the Notes to be due and payable.  In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest, if any), on the Notes will automatically become due and payable.

The Base Indenture, the Supplemental Indenture and the form of the Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference.  The foregoing description of the terms of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Indenture and the Notes is incorporated by reference into this Item 2.03.

Item 7.01.                                Regulation FD Disclosure.

As we previously announced, on June 2, 2009, the Venezuelan State-owned oil company, Petroleos de Venezuela S.A. (“PDVSA”), commenced taking possession of our assets and operations in a number of our locations in Venezuela.  PDVSA has assumed control over substantially all of our assets and operations in Venezuela. We are unable to predict what, if any, compensation Venezuela will ultimately offer in exchange for any such assets and, accordingly, we are unable to predict what, if any, compensation we ultimately will receive.   We reserve and will continue to reserve the right to seek full compensation for any and all expropriated investments under all applicable legal regimes, including investment treaties and customary international law. We maintain insurance with a policy limit of $50 million for the risk of expropriation of our investments in Venezuela. For the year ended December 31, 2008, our operations in Venezuela accounted for $159.7 million, or 5%, of our revenue and $84.2 million, or 8%, of our gross margin. As of March 31, 2009, we had total assets in Venezuela with a net book value of approximately $399.3 million, including receivables of $107.2 million, primarily related to projects for PDVSA and its affiliates.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibits	Description
4.1	Indenture, dated as of June 10, 2009, between Exterran Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.
4.2	Supplemental Indenture, dated as of June 10, 2009, between Exterran Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 4.25% Convertible Senior Note due 2014 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

June 16, 2009	By:	/s/ J. MICHAEL ANDERSON

J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
4.1	Indenture, dated as of June 10, 2009, between Exterran Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.
4.2	Supplemental Indenture, dated as of June 10, 2009, between Exterran Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 4.25% Convertible Senior Note due 2014 (included in Exhibit 4.2).